UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio	43081-7651
(Address of principal executive offices)	(Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On March 8, 2019, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which reported our fourth quarter and full fiscal 2018 unaudited results, provided initial guidance for fiscal 2019, provided an update on the status of our quarterly cash dividend program, and announced that our Board of Directors authorized the repurchase of up to $50 million of our common shares.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense; (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; (viii) adjusted net income; (ix) adjusted diluted earnings per share from continuing operations; and (x) adjusted diluted earnings per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2018 Full Year	Fiscal 2017 Fourth Quarter	Fiscal 2017 Full Year	Fiscal 2018 First Quarter
After-tax adjustment for costs associated with the retirement of our former chief executive officer of $6.1 million, or $0.15 per diluted share	X			X
After-tax adjustment related to the settlement in principle of our shareholder litigation matter of $2.6 million, or $0.06 per diluted share	X			X
After-tax adjustment associated with gain on insurance recoveries of $1.9 million, or $0.04 per diluted share			X
Tax adjustment resulting from U.S. federal tax reform of $4.5 million, or $0.11 per diluted share		X
Tax adjustment resulting from U.S. federal tax reform of $4.5 million, or $0.10 per diluted share			X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1) and the transcript of our March 8, 2019 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted the Big Lots 2019 Bonus Plan (the “Plan”), effective for incentive bonus opportunities granted by the Company beginning in its 2019 fiscal year. The Plan is designed to reward employees of the Company and its affiliates (as defined in the Plan) for their contributions to the Company’s success, align Plan participants with key business metrics, attract and retain talent, motivate and reward performance, and align the interests of Plan participants with the interests of the Company’s shareholders.

Employees of the Company and its affiliates who the Committee approves for participation in the Plan will be eligible to earn bonuses under the Plan based upon the attainment of one or more performance goals during a performance period. The Committee, as the administrator of the Plan, has full power to interpret the Plan, including the authority to (a) select the employees of the Company and its affiliates who are eligible to participate in the Plan, (b) establish the terms and conditions applicable to any bonus opportunity under the Plan, (c) establish the performance goals applicable to bonus opportunities under the Plan, and (d) adopt or amend rules, regulations, forms, instruments and guidelines for administering the Plan as the Committee may deem necessary or proper.

The Committee will establish the performance period and approve one or more performance goals applicable to the bonus opportunities granted to each Plan participant. The Committee will assign each Plan participant a target bonus opportunity level expressed as a percentage of the participant’s base salary or a whole dollar amount for each performance goal, and establish a payout table or formula to determine the bonus (if any) payable to each Plan participant in connection with each performance goal. The Committee will determine the amount of any bonus payable to each Plan participant based on the actual performance during the applicable performance period compared to the designated performance goals; provided, that the Committee, in its discretion, may cancel, decrease or increase the amount of any bonus calculated under the Plan, subject to the maximum bonus amount designated by the Committee with respect to the applicable performance goal.

To be eligible for payment of a bonus under the Plan, a participant must remain employed by the Company or an affiliate at the end of the applicable performance period; provided, that the Company will have the discretion to pay a pro rated bonus to any participant whose employment terminates before the end of the performance period by reason of retirement, death or disability. Any amounts paid or payable under the Plan will be subject to any claw back policy developed by the Board of Directors or the Committee that is consistent with applicable law, whether such payment is granted before or after the effective date of the claw back policy. The Committee may amend, suspend or terminate the Plan at any time.

The Plan replaces the Company’s 2006 Bonus Plan, which was the plan through which the Company provided annual incentive bonus opportunities to its executive officers for the 2018 fiscal year and prior performance periods.

All of the Company’s executive officers are participants in the Plan for the 2019 fiscal year and the Committee selected adjusted operating profit as the performance measure. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01    Other Events.

On March 8, 2019, we announced that, on March 6, 2019, our Board of Directors authorized a share repurchase program providing for the repurchase of up to $50 million of our common shares. The repurchase program is eligible to commence on March 11, 2019 and will continue until exhausted. We expect the purchases to be made from time to time in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.

On March 8, 2019, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend on March 6, 2019 for the first quarter of fiscal 2019 of $0.30 per common share payable on April 5, 2019 to shareholders of record as of the close of business on March 22, 2019. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Big Lots 2019 Bonus Plan

	99.1	Big Lots, Inc. press release on operating results and guidance dated March 8, 2019.

	99.2	Big Lots, Inc. conference call transcript dated March 8, 2019.

	99.3	Big Lots, Inc. press release on dividend declaration dated March 8, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: March 11, 2019	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary